Exhibit 10.1
Execution Version

JOINDER AGREEMENT NO. 4

THIS JOINDER AGREEMENT NO. 4, dated as of April 26, 2023 (this “Agreement”), is by and among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), the GUARANTORS party hereto, the FUNDING INCREMENTAL TERM LOAN LENDERS (as defined below) and BARCLAYS BANK PLC, as Administrative Agent.
RECITALS:
WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of September 3, 2021, that certain Second Amendment to Second Amended and Restated Credit Agreement and First Amendment to Second Amended and Restated Guarantee and Collateral Agreement, dated as of December 17, 2021, that certain Joinder Agreement No. 1, dated as of March 8, 2022, that certain Joinder Agreement No. 2, dated as of July 25, 2022, that certain Joinder Agreement No. 3, dated as of November 18, 2022 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended pursuant to this Agreement, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Lenders party thereto from time to time and Barclays Bank PLC, as Administrative Agent;
WHEREAS, subject to the terms and conditions of the Existing Credit Agreement, the Borrower may request new Incremental Term Loan Commitments (as defined below) by entering into one or more Joinder Agreements with Incremental Term Loan Lenders;
WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement, the Borrower has requested an Incremental Term Loan Commitment with an Increased Amount Date which is the Joinder Agreement No. 4 Effective Date (as defined below);
WHEREAS, subject to the terms and conditions of the Existing Credit Agreement, this Agreement may, without the consent of any other Lenders, effect such amendments to the Existing Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.14 of the Existing Credit Agreement;
WHEREAS, each of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Bank of America, N.A., Citibank, N.A., Coöperatieve Rabobank, U.A., New York Branch, Wells Fargo Bank, National Association, Bank of Montreal, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Royal Bank of Canada, Truist Bank, CoBank, ACB, PNC Bank, National Association and BNP Paribas (in such capacity, the “Funding Incremental Term Loan Lenders” and each a “Funding Incremental Term Loan Lender”) hereby agrees to commit to provide an incremental term loan (each a “Series B Incremental Term Loan” and collectively the “Series B Incremental Term Loans”) in the amount set forth opposite its name on Schedule A annexed hereto (the amount set forth on Schedule A annexed hereto, the “Incremental Term Loan Commitment”); and

WHEREAS, the proceeds of the Series B Incremental Term Loans will be used for general corporate and working capital purposes, including but not limited to Permitted Acquisitions, repurchases of shares and debt and payment of fees, costs and expenses related thereto and to pay any costs, fees and expenses incurred in connection with the incurrence of the Series B Incremental Term Loans.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Each Funding Incremental Term Loan Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and that it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
Each Funding Incremental Term Loan Lender hereby agrees to provide the Series B Incremental Term Loans on the terms and subject to the conditions set forth below. The Incremental Term Loan Commitment of each Funding Incremental Term Loan Lender shall terminate in its entirety on the Joinder Agreement No. 4 Effective Date (after giving effect to the incurrence of the Series B Incremental Term Loans on such date).
1.    Incremental Term Loan Commitment. The effectiveness of this Agreement and the obligation of the Funding Incremental Term Loan Lenders to fund the Series B Incremental Term Loans hereunder are subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “Joinder Agreement No. 4 Effective Date”):
(a)no Event of Default under the Existing Credit Agreement shall exist immediately before or immediately after giving effect to the proposed Borrowing contemplated hereby and the extensions of credit to be made on the Increased Amount Date;

(b)the representations and warranties of the Borrower and each other Loan Party contained in Section 9 of this Agreement, Article 5 of the Existing Credit Agreement and each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects) on and as of the Joinder Agreement No. 4 Effective Date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects) as of such earlier date;

(c)all fees and reasonable out-of-pocket expenses due and payable to the Funding Incremental Term Loan Lenders, the Arrangers (as defined below) and the Administrative Agent required to be paid on or prior to the Joinder Agreement No. 4 Effective Date pursuant to (i) that certain engagement letter, dated April 10, 2023 (the “Engagement Letter”), by and between the Borrower and JPMorgan Chase Bank, N.A. and (ii) that certain fee letter, dated April 10, 2023 (the “Fee Letter”), by and between the Borrower and JPMorgan Chase Bank, N.A., shall have been paid or shall have been authorized to be deducted from the proceeds of the Series B Incremental Term Loans, so long as any such fees or expenses not expressly set forth in the Fee Letter or the Engagement Letter have been invoiced not less than three (3) business days prior to the Joinder Agreement No. 4 Effective Date; and

(d)the Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower (other than opinions of counsel) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)(A) an opinion from Lewis Rice LLC, (B) an opinion from Epstein, Becker & Green P.C. (New York counsel to the Borrower) and (C) opinions of local counsel in each of the following jurisdictions: Delaware, Illinois, Minnesota, Nebraska and Ohio, with respect to the Loan Parties formed in such states, in each case as reasonably requested by the Administrative Agent;

(ii)(x) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require (A) certifying that attached thereto is a true and complete copy of the resolutions or written consents of the governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identifying by name and title and bearing the signatures of the officers or authorized signatories of each Loan Party authorized to sign this Agreement and (C) certifying (I) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent), of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party, and a true and correct copy of its bylaws or operating agreement and (II) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (y) a good standing (or equivalent) certificate as of a recent date for each Loan Party, from the relevant authority of its jurisdiction of organization;

(iii) a certificate executed by the Chief Financial Officer of the Borrower as to the solvency of the Borrower and its Subsidiaries (taken as a whole) on the Increased Amount Date after giving effect to the transactions contemplated hereby;

(iv) a Committed Loan Notice in accordance with Section 2.02 of the Existing Credit Agreement (except that the Administrative Agent and the Funding Incremental Term Loan Lenders hereby agree that such Committed Loan Notice may be delivered prior to 11:00 a.m. New York City time on the date that is one (1) Business Day prior to the date of this Agreement); and

(v)a certificate attesting to compliance with clauses (a) and (b) of this Section 1 on the Increased Amount Date.
2.    Applicable Rate. The Applicable Rate for the Series B Incremental Term Loans shall mean, as of any date of determination, 1.25% per annum for any Base Rate Loan that is a Series B Incremental Term Loan and 2.25% per annum for any Term SOFR Loan that is a Series B Incremental Term Loan. Notwithstanding anything herein or in the Credit Agreement to the contrary, at no time will the Term SOFR Rate in respect of the Series B Incremental Term Loans be deemed to be less than 0.0% per annum. Interest on the Series B Incremental Term Loans shall be payable in accordance with Section 2.08(c) of the Credit Agreement.
3.    Maturity Date. The Borrower shall repay the Series B Incremental Term Loans in full on April 26, 2026 (the “Series B Incremental Term Loan Maturity Date”).
4.    Voluntary and Mandatory Prepayments of Series B Incremental Term Loans.
(a)The Borrower shall be permitted to prepay the Series B Incremental Term Loans, in whole or in part, in cash pursuant to Section 2.05(a) of the Credit Agreement.

(b)Upon the prepayment or repayment of any or all of the principal amount of the Series B Incremental Term Loans, the Borrower shall pay in cash to the Incremental Term Loan Lenders holding Series B Incremental Term Loans all accrued and unpaid interest on the Series B Incremental Term Loans so prepaid or repaid to such date.

(c)So long as any principal amount of (or any accrued interest on) the Series B Incremental Term Loans remains outstanding, if the Borrower or any of the Guarantors Disposes of any property or assets of the Borrower or any Guarantor (other than any Disposition of any property permitted by Section 7.05 of the Credit Agreement (except pursuant to Section 7.05(j), Section 7.05(k) or Section 7.05(l) of the Credit Agreement)) which results in the realization by such Person of Net Cash Proceeds in excess of an aggregate amount of $115,000,000 per Fiscal Year, the Borrower shall prepay an aggregate principal amount of the Incremental Term Loans equal to 100% of such Net Cash Proceeds in excess of such $115,000,000 no later than ten (10) days following receipt thereof by such Person (such application of proceeds to be applied as set forth in clause (e) below); provided that such prepayment shall not be required to the extent the Borrower reinvests such Net Cash Proceeds in assets useful in the businesses or operations of the Borrower or any Restricted Subsidiary (including after giving effect to any Permitted Acquisitions) within 18 months after the date of receipt of such Net Cash Proceeds, or the Borrower, directly or through any Restricted Subsidiary, enters into a binding commitment thereof within such 18 month period and subsequently makes such reinvestment within 180 days after the end of such 18 month period; provided that the Borrower notifies the Administrative Agent within ten (10) days following receipt by the Borrower or any Guarantor of such Net Cash Proceeds of the Borrower’s intent to reinvest such Net Cash Proceeds; provided further, however, that if any Net Cash Proceeds have not been so reinvested prior to the expiration of the applicable period, then the Borrower shall upon the expiration of such reinvestment period prepay the Incremental Term Loans with the Net Cash Proceeds not so reinvested as set forth above (such application of proceeds to be applied as set forth in clause (e) below).

(d)So long as any principal amount of (or any accrued interest on) the Series B Incremental Term Loans remains outstanding, in the event that (i) there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending September 30, 2024) and (ii) there are any Series B Incremental Term Loans outstanding at the end of such Fiscal Year, then the Borrower shall, no later than ninety-five (95) days after the end of such Fiscal Year, prepay an aggregate principal amount of the Incremental Term Loans equal to the following (such amount, the “Excess Cash Flow Prepayment Amount”) (such Excess Cash Flow Prepayment Amount to be applied as set forth in clause (e) below): (A) the ECF Percentage of such Consolidated Excess Cash Flow for such Fiscal Year less (B) the sum of, without duplication, the aggregate amount of (1) all voluntary prepayments of Term Loans, loans under any Incremental Equivalent Debt, Revolving Credit Loans and/or loans under other Indebtedness, in each case, secured on a pari passu basis with the Liens securing the Obligations under the Credit Agreement, in each case, made during such Fiscal Year or after the end of such Fiscal Year and prior to the date such Excess Cash Flow Prepayment Amount is due (in the case of any such Revolving Credit Loans or other revolving Indebtedness prepaid, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments are financed with internally generated cash of the Borrower or the sale or issuance of Equity Interests in the Borrower (and not from the proceeds of Indebtedness)) and, in the case of all such prepayments made after the end of such Fiscal Year and prior to the date such Excess Cash Flow Prepayment Amount is due, provided that such amount so deducted shall not be deducted from the Excess Cash Flow Prepayment Amount in any subsequent period and (2) all repurchases of Term Loans purchased pursuant to Section 10.06(b)(vii) of the Credit Agreement, and repurchases of loans under any Incremental Equivalent Debt, Revolving Credit Loans and/or loans under other Indebtedness, in each case, secured on a pari passu basis with the Liens securing the Obligations under the Credit Agreement (in the case of any such Revolving Credit Loans or other revolving Indebtedness prepaid, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments are financed with internally generated cash of the Borrower or the sale or issuance of Equity Interests in the Borrower (and not from the proceeds of Indebtedness)), limited to the actual purchase price paid in cash and to the extent financed with internally generated cash of the Borrower or the sale or issuance of Equity Interests in the Borrower (and not from the proceeds of Indebtedness), in each case, made during such Fiscal Year or after the end of such Fiscal Year and prior to the date such Excess Cash Flow Prepayment Amount is due and, in the case of all such repurchases made after the end of such Fiscal Year and prior to the date such Excess Cash Flow Prepayment Amount is due, provided that such amount so deducted shall not be deducted from the Excess Cash Flow Prepayment Amount in any subsequent period; provided that prepayments pursuant to this Section 4(d) shall only be required to the extent the Excess Cash Flow Prepayment Amount (if any) for such period is in excess of $50,000,000 and only with respect to the amount of such Excess Cash Flow Prepayment Amount in excess thereof.

(e)Prepayments made pursuant to clauses (c) or (d) of this Section 4 shall be applied first, to the Incremental Term Loans held by all Incremental Term Loan Lenders in accordance with their Applicable Percentages (allocated pro rata as among the Incremental Term Loans and to each Incremental Term Loan Lender holding an Incremental Term Loan on a pro rata basis in accordance with the principal amount of the applicable Term Loans held thereby) and second any excess after the application of such proceeds in accordance with clause first may be retained by the Borrower.
As used in this Agreement,
“ECF Percentage” means, for any given Fiscal Year, 50.00%; provided that if, as of the last day of such Fiscal Year, the Secured Net Leverage Ratio is less than or equal to (a) 2.50:1.00, the ECF Percentage shall be 25.00% and (b) 2.00:1.00, the ECF Percentage shall be 0.00%.
“Net Cash Proceeds” means with respect to any Disposition by the Borrower or any Guarantor or paid to or for the account of the Borrower or any Guarantor, the excess, if any, of (i) the sum of cash and Cash Equivalents actually received in connection with such transaction (including any cash or Cash Equivalents actually received by way of deferred payment pursuant to, or by monetization of, a note receivable, purchase price adjustment receivable or similar receivable, but, in each case, only as and when so received in cash or Cash Equivalents) over (ii) the sum of, without duplication, the amount of (A) any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents or Indebtedness that is secured by a Lien that ranks pari passu with or junior to the Liens securing the Obligations), (B) the out-of-pocket fees, costs and expenses incurred (or reasonably expected to be incurred) by the Borrower or such Guarantor in connection with such transaction, including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes, (C) income, value-added, franchise and similar Taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction, including any Taxes payable as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Taxes pursuant to subclause (C) exceeds the amount of Taxes actually required to be paid in respect of such Disposition, the aggregate amount of such excess shall be a reduction of the Taxes previously taken into account under subclause (C) for purposes of re-determining Net Cash Proceeds and (D) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including, without limitation, any working capital adjustments, escrows, earn-outs, and similar items in connection with such transaction, and any reserve in accordance with GAAP against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition, in each case until such reserve is released at which point such amounts shall constitute Net Cash Proceeds to the extent so received.

5.     Financial Covenants.
(a)So long as any principal amount of (or any accrued interest on) the Series B Incremental Term Loans remains outstanding, commencing with the first fiscal quarter ending after the Joinder Agreement No. 4 Effective Date:

(i) the Borrower shall not permit the Secured Net Leverage Ratio at the end of any fiscal quarter to be greater than 4.25:1.00, and

(ii)the Borrower shall not permit the Consolidated Interest Coverage Ratio at the end of any fiscal quarter to be less than 2.00:1.00.

(b)For the purposes of calculating ratios pursuant to Section 5(a), “Measurement Period” shall look to the most recently completed four fiscal quarters of the Borrower.

(c)If the Borrower fails to perform or observe any covenant contained in Section 5(a)(i) or Section 5(a)(ii), it shall constitute an Event of Default under Section 8.01(b) of the Credit Agreement (as if the foregoing covenants were specifically referenced in clause (i) of Section 8.01(b) of the Credit Agreement).

6.     Duration Fees. The Borrower shall pay to the Administrative Agent for the account of each Incremental Term Loan Lender holding a Series B Incremental Term Loan outstanding on December 31, 2024, if any, a non-refundable duration fee in an amount equal to 20 basis points (0.20%) of the principal amount of such Series B Incremental Term Loan held by such Incremental Term Loan Lender which is outstanding on December 31, 2024, if any (collectively, the “Duration Fees”). The Duration Fees shall be due and payable on December 31, 2024. For the avoidance of doubt, if the Series B Incremental Term Loans are fully repaid at any time prior to December 31, 2024, then no Duration Fee shall be due or owing.
7.     Appointment. The Borrower hereby (x) appoints JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Coöperatieve Rabobank, U.A., New York Branch, Wells Fargo Securities, LLC and any of their respective designated Affiliates (the “Arrangers” and each an “Arranger”) to act as Arrangers for the Series B Incremental Term Loans and (y) acknowledges and agrees that (A) the Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and the Arrangers pursuant to Section 9.08, Section 10.04(b) and Section 10.17 of the Credit Agreement, mutatis mutandis, and (B) except as otherwise agreed to in writing by the Borrower and the Arrangers, the Arrangers shall not have any duties, responsibilities or liabilities with respect to this Agreement, the Series B Incremental Term Loans, the Credit Agreement or any other Loan Document.

8.    Credit Agreement Governs. Except as set forth in this Agreement, the Series B Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.
9.    Representations and Warranties. By its execution of this Agreement, the Borrower and each Guarantor hereby represents and warrants that, as of the date hereof:
(a)each Loan Party that is a party hereto (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party;

(b)the execution, delivery and performance by each Loan Party of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of such Person’s Organization Documents;

(c)this Agreement has been duly executed and delivered by each Loan Party that is a party hereto. This Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto, enforceable against each such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(e)    no Event of Default under the Existing Credit Agreement shall exist immediately before or immediately after giving effect to the proposed Borrowing contemplated hereby and the extensions of credit to be made on the Increased Amount Date; and

(f)    the representations and warranties of the Borrower and each other Loan Party contained in this Agreement, Article 5 of the Existing Credit Agreement and each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects) on and as of the Joinder Agreement No. 4 Effective Date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects) as of such earlier date.

10.    Eligible Assignee. By its execution of this Agreement, each Funding Incremental Term Loan Lender represents and warrants that it is an Eligible Assignee.
11.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(a)On and after the Joinder Agreement No. 4 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)Except as specifically amended by this Agreement, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

12.    Foreign Lender. Delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Funding Incremental Term Loan Lenders may be required to deliver to the Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.
13.    No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.
14.    Recordation of the Series B Incremental Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series B Incremental Term Loans made by the Funding Incremental Term Loan Lenders in the Register.
15.    Amendment, Modification and Waiver. This Agreement may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
16.    Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.
17.    Governing Law; Jurisdiction; Etc.
THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR TO THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 10.14(b), (c) AND (d) AND 10.15 OF THE EXISTING CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF.

18.    Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.
19.    Reaffirmation. The Borrower and each Guarantor hereby (a) acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement and this Agreement and (b) reaffirms, as applicable, its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party and agrees that, notwithstanding the effectiveness of this Agreement or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Agreement and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all of the Obligations.
The Borrower and each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.
Nothing in this Agreement shall (i) constitute any waiver of any provisions of the Existing Credit Agreement or any other Loan Document unless expressly set forth herein or (ii) be deemed to require the consent of any Guarantor to any future amendments to or waivers of the Credit Agreement or any other Loan Document, in whole or part.
20.    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
21.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

22.    USA PATRIOT Act. Each of the Funding Incremental Term Loan Lenders and the Administrative Agent (for itself and not on behalf of the Funding Incremental Term Loan Lenders) hereby notifies the Borrower that pursuant to the requirements of the Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow the Funding Incremental Term Loan Lenders or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act and the Beneficial Ownership Regulation. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or any Funding Incremental Term Loan Lender, provide all documentation and other information that the Administrative Agent or such Funding Incremental Term Loan Lender requests in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
23.    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for another purpose or be given any substantive effect.
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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as a Funding Incremental Term Loan Lender

By:	/s/ Christopher Salek
Name:	Christopher Salek
Title:	Executive Director

    [Signature Page to Joinder Agreement No. 4]

BARCLAYS BANK PLC, as a Funding Incremental Term Loan Lender

By:	/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Vice President

[Signature Page to Joinder Agreement No. 4]

BANK OF AMERICA, N.A., as a Funding Incremental Term Loan Lender

By:	/s/ Craig DelDuca
Name:	Craig DelDuca
Title:	Vice President

[Signature Page to Joinder Agreement No. 4]

CITIBANK, N.A., as a Funding Incremental Term Loan Lender

By:	/s/ Albert Sutton
Name:	Albert Sutton
Title:	Vice President

[Signature Page to Joinder Agreement No. 4]

Coöperatieve Rabobank, U.A., New York Branch, as a Funding Incremental Term Loan Lender

By:	/s/ Michael Falter
Name:	Michael Falter
Title:	Managing Director

By:	/s/ Yacouba Kane
Name:	Yacouba Kane
Title:	Executive Director

[Signature Page to Joinder Agreement No. 4]

Wells Fargo Bank, National Association, as a Funding Incremental Term Loan Lender

By:	/s/ Walker Higgins
Name:	Walker Higgins
Title:	Director

[Signature Page to Joinder Agreement No. 4]

Bank of Montreal, as a Funding Incremental Term Loan Lender

By:	/s/ Andrew Berryman
Name:	Andrew Berryman
Title:	Director

[Signature Page to Joinder Agreement No. 4]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Funding Incremental Term Loan Lender

By:	/s/ Suzan Onal
Name:	Suzan Onal
Title:	Vice President

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director

[Signature Page to Joinder Agreement No. 4]

GOLDMAN SACHS BANK USA, as a Funding Incremental Term Loan Lender

By:	/s/ Ananda DeRoche
Name:	Ananda DeRoche
Title:	Authorized Signatory

[Signature Page to Joinder Agreement No. 4]

MORGAN STANLEY BANK, N.A., as a Funding Incremental Term Loan Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Joinder Agreement No. 4]

Royal Bank of Canada, as a Funding Incremental Term Loan Lender

By:	/s/ John Flores
Name:	John Flores
Title:	Authorized Signatory

[Signature Page to Joinder Agreement No. 4]

TRUIST BANK, as a Funding Incremental Term Loan Lender

By:	/s/ Tesha Winslow
Name:	Tesha Winslow
Title:	Director

[Signature Page to Joinder Agreement No. 4]

CoBank, ACB, as a Funding Incremental Term Loan Lender

By:	/s/ John B. Trawick
Name:	John B. Trawick
Title:	Vice President

[Signature Page to Joinder Agreement No. 4]

PNC BANK, NATIONAL ASSOCIATION as a Funding Incremental Term Loan Lender

By:	/s/ Daniel J. Miller
Name:	Daniel J. Miller
Title:	Senior Vice President

[Signature Page to Joinder Agreement No. 4]

BNP Paribas, as a Funding Incremental Term Loan Lender

By:	/s/ Claudia Zarate
Name:	Claudia Zarate
Title:	Managing Director

If second signature line is needed:

By:	/s/ Michael Pearce
Name:	Michael Pearce
Title:	Managing Director

[Signature Page to Joinder Agreement No. 4]

Borrower:

POST HOLDINGS, INC.

By:	/s/ Matthew J. Mainer
Name:	Matthew J. Mainer
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Joinder Agreement No. 4]

Guarantors:

ANIMATED BRANDS, LLC
ANIMATED BRANDS HOLDING, LLC
BE PARTNER LLC
BEF FOODS, INC.
BEF MANAGEMENT, INC.
BEF RESTAURANT SERVICES LLC
BOB EVANS EXPRESS, LLC
BOB EVANS FARMS, INC.
BOB EVANS FARMS, LLC
BOB EVANS HOLDING, INC.
BOB EVANS TRANSPORTATION COMPANY, LLC
CASA TRUCKING, INC.
COMET PROCESSING, INC.
CRYSTAL FARMS DAIRY COMPANY
HENNINGSEN FOODS, INC.
KETTLE CREATIONS, LLC
MCAFE HOLDING, LLC
MFI HOLDING CORPORATION
MFI INTERNATIONAL, INC.
M.G. WALDBAUM COMPANY
MICHAEL FOODS, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS OF DELAWARE, INC.
MICHAEL FOODS SOUTHWEST CO.
MOM BRANDS COMPANY, LLC
MOM BRANDS SALES, LLC
NATIONAL PASTEURIZED EGGS, INC.
NATIONAL PASTEURIZED EGGS, LLC
NORTHERN STAR CO.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
PCB BATTLE CREEK, LLC
PINELAND FARMS POTATO COMPANY, INC.
POST CONSUMER BRANDS, LLC
POST FOODS, LLC
WEETABIX COMPANY, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary

[Signature Page to Joinder Agreement No. 4]

Guarantors Continued:

BRIGHT FUTURE FOODS, LLC IMPACT REAL PROPERTIES, LLC PHI CANADA HOLDING CORP. WESTMINSTER US HOLDING COMPANY

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary

[Signature Page to Joinder Agreement No. 4]

Consented to by: BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Vice President

[Signature Page to Joinder Agreement No. 4]